EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below are the names of subsidiaries, divisions and related organizations of ITT Corporation, the respective jurisdiction in which each was organized (in the case of subsidiaries), and the name under which each does business (if other than the name of the entity itself).

	Jurisdiction in	Name Under Which
Name	Which Organized	Doing Business

Defense Electronics & Services
Advanced Engineering & Sciences Division	N/A
Felec Services, Inc	Delaware
Gilcron Corporation	Delaware
ITT Aerospace/Communications Division	N/A
ITT Advanced Engineering & Sciences International, Inc.	Delaware
ITT Advanced Imaging Systems, Inc	Delaware
ITT Antarctic Services, Inc	Delaware
ITT Arctic Services, Inc	Delaware
ITT Avionics Division	N/A
ITT Avionics Systems International, Inc	Delaware
ITT Commercial Services, Inc	Delaware
ITT Communications Support, Inc	Delaware
ITT DCD Saudia Arabia Inc	Delaware
ITT Defence Ltd	United Kingdom
ITT Defense Division	N/A
ITT Defense International, Inc	Delaware
ITT Employment and Training Systems, Inc	Delaware
ITT Federal Services Arabia Ltd	Saudi Arabia
ITT Federal Services Corporation	Delaware
ITT Federal Services GmbH	Germany
ITT Federal Services International Corporation	Delaware
ITT Federal Services International, Ltd	Cayman Islands
ITT FSC Investment Corporation	Delaware
ITT FSC Management Corporation	Delaware
ITT Gilfillan Division	N/A
ITT GNSS Solutions, Inc	California
ITT Industries Space System LLC	Delaware
ITT INSYTE, Inc	Florida
ITT Job Training Services, Inc	Delaware
ITT Night Vision Division	N/A
ITT Power Solutions, Inc.	Massachusetts
ITT Systems Division	N/A
ITT Systems & Sciences Corporation	Delaware
Research Systems, Inc	Colorado
Research Systems International France SARL	France
Research Systems International UK Limited	United Kingdom
Research Systems Italia S.r.l	Italy
Fluid Technology
AC Custom Pumps Division	N/A
Anadolu Flygt Pompa Sanayi Ve Ticaret	Turkey
Avis Werberg GmbH	Austria
BEC Acquisition Corporation, Inc	Delaware
Bombas Flygt de Venezuela	Venezuela
Bombas Goulds de Mexico S. de R.L. de C.V	Mexico	Goulds

	Jurisdiction in	Name Under Which
Name	Which Organized	Doing Business

Bombas Goulds de Venezuela, C.A	Venezuela	Goulds
Bombas Goulds S.A.	Argentina	Goulds
Comer S.R.L.	Italy
Distribuidora Arbos, C.A	Venezuela
Faradyne Motors LLC	Delaware
Flowtronex Acquisition, Inc	Delaware
Flowtronex PSI, Inc	Nevada
Fluid and Water Technology India, Inc	Delaware
Flygt Argentina S.A	Argentina	Flygt
Flygt Chile S.A	Chile	Flygt
Flygt do Brazil	Brazil	Flygt
Flygt Hellas S.A	Greece	Flygt
Flygt Huolto OY	Finland	Flygt
Flygt Korea Ltd	Korea	Flygt
Flygt Peru S.A	Peru	Flygt
Flygt Portugal Technologia Agua do Ambiente	Portugal	Flygt
Flygt Pumpet OY	Finland
Goulds Pumps Administration	New York
Goulds Pumps Canada, Inc	Canada	Goulds
Goulds Pumps Co., Ltd	Korea	Goulds
Goulds Pumps, Incorporated	Delaware	Goulds
Goulds Pumps (IPG), Inc	Delaware	Goulds
Goulds Pumps (Ireland), Limited	Ireland	Goulds
Goulds Pumps (NY), Inc	New York	Goulds
Goulds Pumps (PA), Inc	Delaware	Goulds
Goulds Pumps (Philippines), Inc	Philippines	Goulds
Goulds Pumps World Sales (VI) Ltd	Virgin Islands	Goulds
GP Holding Company, Inc	Delaware	Goulds
Grindex AB	Sweden
Innotec Water Management BV	Netherlands
ITT Bell & Gossett Division	N/A	Bell & Gossett
ITT EP (Nanjing)	China
ITT Fluid Technology Asia Pte Ltd	Singapore
ITT Fluid Technology Corporation	Delaware
ITT Fluid Technology Division	N/A
ITT Fluid Technology International, Inc	Delaware
ITT Fluid Technology International (HK), Ltd	Hong Kong
ITT Fluid Technology International Pty Ltd	Australia
ITT Fluid Technology International (Thailand), Ltd	Thailand
ITT Fluid Technology S.A	Chile
ITT Flygt AB	Sweden	Flygt
ITT Flygt ApS	Denmark	Flygt
ITT Flygt A/S	Norway	Flygt
ITT Flygt BV	The Netherlands	Flygt
ITT Flygt BVBA	Belgium	Flygt
ITT Flygt Corporation	Delaware	Flygt
ITT Flygt GmbH	Austria	Flygt
ITT Flygt HK Ltd	Hong Kong	Flygt
ITT Flygt Kft	Hungary	Flygt
ITT Flygt Limited	Australia	Flygt
ITT Flygt Lithuania	Lithuania	Flygt

	Jurisdiction in	Name Under Which
Name	Which Organized	Doing Business

ITT Flygt LLC	Delaware
ITT Flygt Ltd. (Ireland)	Ireland	Flygt
ITT Flygt Ltd. (UK).	United Kingdom	Flygt
ITT Flygt Mexico S. de R.L. de C.V.	Mexico	Flygt
ITT Flygt Pumpen GmbH	Germany	Flygt
ITT Flygt (PTY), Ltd	S. Africa	Flygt
ITT Flygt S.A.S	France	Flygt
ITT Flygt SDC S.A.S	France	Flygt
ITT Flygt sp zoo	Poland	Flygt
ITT Flygt S.r.l	Italy	Flygt
ITT Flygt (Shenyang) Pumps, Ltd.	China	Flygt
ITT Flygt Werk GmbH	Germany	Flygt
ITT Goulds Benelux BV	The Netherlands	Goulds
ITT Grindex Pumps Division	N/A
ITT Hengtong Advanced Water Treatment (Shanghai) Co. Ltd	China
ITT Industries Holding AB	Sweden
ITT Kobay Sdn BHD	Malaysia
ITT McDonnell & Miller Division	N/A	McDonnell & Miller
ITT Monitoring and Control, Inc.	Delaware
ITT Pure Flo Co., Ltd.	United Kingdom
ITT Richter Chemie Technik GmbH	Germany
ITT Sanitaire, Ltd.	United Kingdom
ITT Standard Division (Heat Transfer)	N/A
ITT Water Technology Delaware, Inc.	Delaware
ITT Water Technology Holdings, Inc.	Delaware
ITT Water Technology, Inc.	Delaware
ITT Water Technology, Inc. (Canada)	Canada
ITT Water Technology International, Inc.	Delaware
ITT Water Technology Mexico S. de R.L. de C.V	Mexico
ITT Water Technology Texas Holdings, Inc.	Delaware
ITT Water Technology (TX) LP	Delaware
ITT Wellpoint S.r.l	Italy
Leopold Holding Corp	Delaware
Lowara Deutschland GmbH	Germany	Lowara
Lowara France S.A.S	France	Lowara
Lowara (Ireland) Limited	Ireland	Lowara
Lowara Nederland BV	The Netherlands	Lowara
Lowara Portugal	Portugal	Lowara
Lowara S.r.l	Italy	Lowara
Lowara UK Limited	United Kingdom	Lowara
Lowara Vogel Polska Co. Ltd.	Poland
Mercury S.R.L	Italy
Nanjing Goulds Pumps Ltd.	China	Goulds
OY Flygt Nova AB	Finland	Flygt
PCI Membrane Inc.	Delaware
Portacel, Inc.	Delaware
PT Sam McCoy	Indonesia
Pumpenfabrik Ernst Vogel GmbH	Austria	Vogel
Pure-Flo Cotter Division	N/A
Pure-Flo LLC	Delaware
Pure-Flo Precision Division	N/A

	Jurisdiction in	Name Under Which
Name	Which Organized	Doing Business

Pure Water — C’Treat	N/A
Pure Water — Wet Division	N/A
Robot Pumps BV	Netherlands
Sam McCoy Engineering Pte Ltd	Singapore
Sam McCoy Engineering SDN BHD	Malaysia
Sam McCoy Manufacturing SDN BHD	Malaysia
Sanitaire Division	N/A	Sanitaire
Shanghai Goulds Pumps Co. Ltd	China
SRP Acquisition Corp	Delaware
Tecnicas de Filtracion Bombeo S.A	Spain
The F.B. Leopold Company, Inc.	Delaware
Trimate Industries Ltd	New Zealand
Vogel Pumpen Drv	Hungary
WEDECO AG	Germany
WEDECO AVP Pty Ltd	Australia
WEDECO B.V	The Netherlands
WEDECO GmbH	Germany
WEDECO Inc	Delaware
WEDECO France S.A.S	France
WEDECO Limited	United Kingdom
WEDECO Ltd	New Zealand
WEDECO Ltda	Brazil
WEDECO Rex S.R.L	Spain
WEDECO Sp. z.o.o	Poland
WEDECO Sung Jin Ltd	South Korea
WEDECO Tecnologie Acque S.r.l	Italy
WEDECO Visa GmbH	Austria
1448170 Ontario Ltd	Canada
Motion & Flow Control
AGJ Holding AB	Sweden
A.G. Johansons Metallfabrik AB	Sweden
BIW Division	N/A
CableCom Electronics (Shenzhen) Co., Ltd.	China
CableCom International Limited	Hong Kong
Flojet Division	N/A
Flojet (Europe) Limited	England
Great American Gumball Corporation	California	ITT Cannon Santa Clara
Hydro Air Industries Division	N/A
ITT Aerospace Controls Division	N/A
ITT Aerospace Controls LLC	Delaware
ITT Automotive Europe GmbH & Co. KG	Germany
ITT Cannon Division	N/A	ITT Cannon/MobileCom, ITT Cannon RF Products, ITT Cannon Switch Products and Cannon SanTeh
ITT Cannon GmbH	Germany
ITT Cannon International, Inc.	Delaware	ITT Cannon/Network Systems & Services
ITT Cannon Italy SRL	Italy
ITT Cannon, Ltd.	Japan
ITT Cannon Mexico, Inc.	Delaware
ITT Cannon de Mexico S.A. de C.V	Mexico

	Jurisdiction in	Name Under Which
Name	Which Organized	Doing Business

ITT Cannon (Zhenjiang) Electronics, Ltd.	China
ITT Conoflow Division	N/A
ITT Industries Cannon Ltd.	Hong Kong
ITT Industries France S.A.	France
ITT Industries Friction, Inc	Delaware
ITT Industries Friction Products S.r.l	Italy
ITT Industries Italia S.r.l	Italy
ITT Industries Vermoegensverwaltungs GmbH	Germany
ITT Koni America LLC	Delaware
ITT Pure-Flo (UK), Ltd	United Kingdom
ITT VEAM LLC	Delaware
Jabsco GmbH	Germany	Jabsco
Jabsco Marine Italia S.r.l	Italy
Koni B.V	The Netherlands	Koni
Koni France SARL	France	Koni
NHK Jabsco	Japan	Jabsco
Rule Industries, Inc.	Massachusetts	Rule
TEC Electrical Components Group Ltd.	United Kingdom
TEC Electrical Components Ltd.	United Kingdom
Veam Elektro-Anschlusstechnik GmbH	Germany
Other
Admiral Corporation	Florida	Admiral
Bolton Insurance Company	New York
C & K Components, Inc.	Massachusetts
C & K Components (HK), Ltd.	Hong Kong
C & K Switches Ltd.	United Kingdom
Carbon Fuel Company	West Virginia	Carbon
Carbon Industries, Inc.	West Virginia
China Switches Investments B.V	Netherlands
Computer & Equipment Leasing Corporation	Wisconsin
Corporp A&F, Inc.	Delaware
Howard Corporation	North Carolina
International Standard Electric Corporation	Delaware
ITT AES Enterprises, Inc.	Delaware
ITT Automotive Enterprises, Inc.	Delaware
ITT Benefits Management, Inc.	Delaware
ITT Canada Company	Nova Scotia
ITT Canada Finance L.P	Canada
ITT Canada Trading L.P	Canada
ITT Cannon Electronic (Shenzhen) Co., Ltd.	China
ITT Cannon (Hong Kong), Ltd.	Hong Kong
ITT Cannon (Nantong) Electronic Industry Co., Ltd	China
ITT Cannon (Nantong) Precision Mechanical Engineering Co., Ltd.	China
ITT Cannon (Xiamen) Electronics Ind. Co. Ltd.	China
ITT Cannon (Xiamen) Precision Mechanical Engineering Co. Ltd.	China
ITT Community Development Corporation	Delaware
ITT Delaware Investments, Inc.	Delaware
ITT France SAS	France
ITT German Holding BV	Germany
ITT Gesellschaft für Beteiligungen mbH	Germany

	Jurisdiction in	Name Under Which
Name	Which Organized	Doing Business

ITT Industriebeteiligungsgesellschaft mbH	Germany
ITT Industries Asset Management, Inc.	Delaware
ITT Industries Canada LP	Canada
ITT Industries (China) Investment Company, Limited	China
ITT Industries Global SARL	Luxembourg
ITT Industries German Asset Management GmbH	Germany
ITT Industries German Holding GmbH	Germany
ITT Industries GmbH	Germany
ITT Industries Holding SARL	Luxembourg
ITT Industries Investment Ltd.	Barbados
ITT Industries Investment SARL	Luxembourg
ITT Industries Italia Holdings S.r.l	Italy
ITT Industries Limited	United Kingdom
ITT Industries Luxembourg SARL	Luxembourg
ITT Industries Management GmbH	Germany
ITT Industries of Canada Ltd.	Canada
ITT Industries Precision Engineering Pte. Ltd.	Singapore
ITT Industries Pte. LTD.	Singapore
ITT Industries S.A.	Costa Rica
ITT Industries SARL	Luxembourg
ITT Industries S.A.S.	France
ITT Industries (Tianjin) Co. Ltd.	China
ITT Industries UK Holdings Ltd.	United Kingdom
ITT Industries World Sales Limited	Bermuda
ITT Manufacturing Enterprises, Inc.	Delaware
ITT Netherlands Holdings B.V	Netherlands
ITT Remediation Management, Inc.	Delaware
ITT Resource Development Corporation	Delaware
ITT Schadow Division	N/A
ITT Transportation Distribution Services Division	N/A
Kentucky Carbon Corporation	West Virginia
Man Machine Interface Division	N/A
Paul N. Howard Company	North Carolina
Rudolph Schadow GmbH	Germany
Sunsport Recreation, Inc.	Florida
Winifrede Railroad Corporation	West Virginia
4202988 Canada Ltd.	Canada

Note:	The names of certain subsidiaries have been omitted since, considered in the aggregate, they would not constitute a “significant subsidiary” as of the end of the year covered by this report.